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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-169714 on Form S-8 and Registration Statement No. 333-177151 on Form S-3 of our reports dated March 8, 2013, relating to the financial statements of Rhino Resource Partners LP, and the effectiveness of Rhino Resource Partners LP's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rhino Resource Partners LP for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
March 8, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM